As filed with the Securities and Exchange Commission on November 23, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

China Green Agriculture, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	36-3526027 (I.R.S. Employer Identification Number)

3rd Floor, Borough A, Block A.
No.181 South Taibai Road
Xi’an, Shaanxi Province
People’s Republic of China 710065
Tel: +86-29-88266368
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Office)

United Corporate Services, Inc.
202 South Minnesota Street
Carson City, Nevada 89703
Tel: 1-800-899-8648
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Edward C. Normandin, Esq.
Elizabeth Chen, Esq.
Pryor Cashman LLP
7 Times Square
New York, New York 10036
(212) 326-0199

Approximate date of commencement of proposed sale to the public:  From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ No. 333- 159842

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)		Proposed Maximum Offering Price Per Security (1)		Proposed Maximum Aggregate Offering Price (1)(2)		Amount of Registration Fee (1)(2)
Common Stock, par value $0.001 per share		(3)		(3)	4,244,250	(3)	236.83	(5)

(1)
In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies. Estimated solely for the purposes of calculating the registration fee and exclusive of accrued interest, if any.

(2)
Does not include an aggregate of $50,000,000 of common stock, preferred stock, warrants, debt securities and units registered by China Green Agriculture, Inc. on a registration statement on Form S-3 (File No. 333- 159842) which was declared effective by the Securities and Exchange Commission on June 12, 2009.

(3)	Not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(4)	Represents an additional $4,244,250 of securities being registered pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

(5)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, at the statutory rate of $55.80 per $1,000,000 of securities registered.

TABLE OF CONTENTS

EXPLANATORY NOTE	3
SIGNATURES	4
EXHIBIT INDEX	5
EX-5.1: OPINION OF PRYOR CASHMAN
EX-23.1: CONSENT OF KABANI & COMPANY, INC.

EXPLANATORY NOTE

                This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV.A to Form S-3.

                This Registration Statement relates to the shelf registration statement on Form S-3 (File No. 333-159842) filed by China Green Agriculture, Inc. on June 8, 2009, and declared effective on June 12, 2009 by the Commission (the “Prior Registration Statement”), and is being filed for the purpose of increasing the dollar amount of securities registered under the Prior Registration Statement by $4,244,250. The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated herein by reference in their entirety.

                The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 23rd day of November, 2009.

CHINA GREEN AGRICULTURE, INC.
By:	/s/ Tao Li
Tao Li
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tao Li	Chairman of the Board of Directors	November 23, 2009
Tao Li	and Chief Executive Officer
(Principal Executive Officer) and President

/s/ Ying Yang	Chief Financial Officer	November 23, 2009
Ying Yang	(Principal Financial and
Accounting Officer)

/s/ Yu Hao	Director	November 23, 2009
Yu Hao

/s/ Lianfu Liu	Director	November 23, 2009
Lianfu Liu

Director
Barry Raeburn

/s/ Yizhao Zhang	Director	November 23, 2009
Yizhao Zhang

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Pryor Cashman LLP.

23.1	Consent of Kabani & Co., Inc., independent registered public accounting firm.

23.2	Consent of Pryor Cashman LLP (included in Exhibit 5.1).